SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 13, 2005

                                 Mediavest, Inc.
             (Exact name of registrant as specified in its charter)

         New Jersey                    00-10039                22-2267658
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)

                         153 E. 53rd Street, 48th Floor
                            New York, New York 10022

                         (Address of principal executive
                           offices including zip code)

                                 (212) 521-5181

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

On April 13, 2005, Mediavest, Inc., formerly known as eB2B Commerce, Inc. (the "Company"), filed with the Department of Treasury of the State of New Jersey a Certificate of Amendment of its Restated Certificate of Incorporation. The amendment (i) changed the name of the Company from "eB2B Commerce, Inc." to "Mediavest, Inc." and (ii) decreased the total number of shares of capital stock that the Company is authorized to issue from 120,000,000 shares (consisting of 119,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share) to 20,000,000 shares (consisting of 19,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share). A copy of the Certificate of Amendment of the Restated Certificate of Incorporation is filed as Exhibit 3(i) hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

c) Exhibits

EXHIBIT NUMBER                  DESCRIPTION

3(i) Certificate of Amendment of Restated Certificate of Incorporation of eB2B Commerce, Inc., filed April 13, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Mediavest, Inc.
                                              (Registrant)

Dated:   August 9, 2005                       By: /s/ Robert Ellin
         --------------                           --------------------
                                                  Robert Ellin
                                                  Chairman, Chief Executive
                                                  Officer and President